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                                                                     EXHIBIT 5.1




                                  June 5, 1998




Brooke Group Ltd.
100 S.E. Second Street
Miami, Florida 33131

Ladies and Gentlemen:

     I am Vice President and General Counsel of Brooke Group Ltd. (the "Company") and have acted for the Company in connection with the preparation of Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 (the "Registration Statement") in respect of 9,180,008 shares of the common stock of the Company, par value $.10 per share (the "Common Stock"), to be sold from time to time by the Selling Stockholders pursuant to such Registration Statement. In connection therewith, I have reviewed (i) the Certificate of Incorporation and By-Laws of the Company as currently in effect; (ii) the Registration Statement; (iii) certain resolutions adopted by the Board of Directors of the Company; and (iv) such other documents, records and papers as I have deemed necessary or appropriate in order to give the opinion set forth herein. I am familiar with the proceedings heretofore taken by the Company in connection with the authorization, issuance and sale of the Common Stock. As to various questions of fact material to such opinion, I have, when relevant facts were not independently established, relied upon certifications or representations by officers of the Company and other documents that I have deemed appropriate.

    Based on such examination and review, I am of the opinion that the Common Stock has been legally issued and is fully paid and nonassessable.

    I consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to me under the caption "VALIDITY OF SHARES" in the Prospectus contained in the Registration Statement.


                                                      Very truly yours,

                                                      /s/ Marc N. Bell
                                                      --------------------------
                                                      Marc N. Bell
                                                      Vice President and General
                                                      Counsel